Exhibit 10.2

ACCOUNTS RECEIVABLE PURCHASE & SECURITY AGREEMENT

This Accounts Receivable Purchase & Security Agreement (the “Agreement”), effective January 27, 2009, is entered into by and between                                    (hereafter “Client”) and PACIFIC BUSINESS CAPITAL CORPORATION, a California corporation (hereinafter “PBCC”).  The parties agree as follows:

PURPOSE OF AGREEMENT

          1.  Client desires to obtain short term financing by factoring, selling and assigning to PBCC acceptable accounts receivable at a discount below face value.  The purpose of this financing is commercial in nature, and not for household, family, and/or personal use.

DEFINITIONS

          2.  “Account” or  “Account Receivable” means any right to payment of a monetary obligation as defined in Commercial Code Section 9102 and includes, without limitation, goods sold, leased, and/or delivered, or services rendered which are not evidenced by an instrument or chattel paper.

          3.  “Acceptable Account” means an Account conforming to the warranties and terms set forth herein.

          4.  “Customer” means Client’s customer or the account debtor.

          5.  “Client” means the seller and assignor of the Accounts.

          6.  “Collateral” means the intangible or tangible property given as security to PBCC by Client for any obligations and liabilities of Client to PBCC under this Agreement.

          7.  “Warrant” means to guarantee, as a material element of this Agreement.  Each separate warranty herein is also an independent condition to PBCC’s duties under this Agreement.

          8.  “Credit Problem” means a customer is unable to pay his debts because of insolvency, the filing of a voluntary petition in bankruptcy, the quitting of business, and the like.

          9.  “Customer Dispute” means a claim, by customer against Client, of any kind whatsoever, that reduces the amount collectible from customer by PBCC.

                  (a)  A “Customer Dispute” may arise from any kind of disagreement between customer and Client whatsoever, valid or invalid.

                  (b)  A “Customer Dispute” may arise at anytime, both before and/or after the signing of this agreement or the purchase of the Account.

WARRANTIES AND COVENANTS BY CLIENT

          10.  As an inducement for PBCC to enter into this Agreement, and with full knowledge that the truth and accuracy of the warranties in this Agreement are being relied upon by PBCC instead of the delay of a complete credit investigation, Client warrants and/or covenants that:

          11.  Client is properly licensed and authorized to operate its business under the trade name of                          and Client’s trade name(s) has been properly filed and published as required by applicable law.

          12.  Client’s business is solvent, and Client has made and shall continue to make timely payment on deposit of any tax required to be deducted and withheld by Client from the wages of any employee of Client.

          13.  Each customer’s business is solvent to the best of Client’s information and knowledge.

          14.  Client is, at the time of purchase by PBCC, the lawful owner of and has good and undisputed title to the Accounts purchased by PBCC.

          15.  Each Account offered for sale to PBCC is an accurate and undisputed statement of indebtedness by customer to Client for a certain sum which is due and payable in thirty days or less, or within such time as is agreed to, in writing, by PBCC and Client.

          16.  Each Account offered for sale to PBCC is an accurate statement of a bonafide sale, delivery and acceptance of merchandise or performance of service by Client to customer.

          17.  Client does not own, control or exercise dominion over, in any way whatsoever, the business of any customer/account debtor to be factored by Client to PBCC.

          18.  All financial records, statements, books or other documents shown to PBCC by Client at anytime, either before or after the signing of this Agreement are true and accurate.

          19.  Client will not, under any circumstances or in any manner whatsoever, interfere with any of PBCC’s rights under this Agreement.

          20.  Client will not factor or sell Accounts except to PBCC for the period of this Agreement, and/or for as long as any indebtedness whatsoever remains owing by Client to PBCC.

          21.  Client has not transferred, pledged or granted a security interest in Client’s Accounts or other personal property to any other party which Client has not fully disclosed in writing to PBCC and Client will not transfer, pledge or grant a security interest to any other party in said Accounts or personal property for the term of this Agreement and for as long as Client is indebted to PBCC hereunder.

          22.  Client will not change or modify the terms of the original Account with customer unless PBCC first consents to such change in writing.  For example, Client may not extend credit to a customer beyond thirty days without prior written consent from PBCC.

          23.  Client shall not consent to the placement of any lien, security interest or encumbrance upon Client’s fixtures, personal property of any type and wherever located except upon written notice to PBCC, and Client shall provide written notice to PBCC within ten days of Client obtaining any knowledge, from any source, of the filing, recording or perfection by any means, of any non-consensual lien, claim or encumbrance against the aforementioned property of Client.

          24.  Client will maintain such insurance covering Client’s business and/or the property of Client’s customers as is customary for businesses similar to the business of Client and, at the request of PBCC, name PBCC as loss payee of such insurance.

          25.  Client will notify PBCC in writing prior to any change in the location of Client’s place of business or, if Client has or intends to acquire any additional place(s) of business, or prior to any change in Client’s chief executive office, the office or offices where Client’s books and records concerning Accounts are kept.

          26.  Client will immediately notify PBCC in writing of any proposed change of Client’s name, identity, legal entity, corporate structure, use of additional trade name(s), and/or any proposed change in any of the officers, principals, partners, and/or owners of Client.

FURTHER PROMISES

          27.  SECURITY INTEREST/COLLATERAL:  As a further inducement for PBCC to enter into this Agreement, Client gives to PBCC, as collateral for the repayment of any and all obligations and liabilities whatsoever of Client to PBCC, a security interest, under the Uniform Commercial Code, in the following described property hereinafter collectively called “Collateral”: ALL ASSETS, including, without limitation, any and all presently existing, or hereafter arising, now owned or hereafter acquired Accounts, Accounts Receivable, contract rights, chattel paper, choses in action, documents, instruments, reserves, reserve accounts, rebates, and general intangibles, and all books and records pertaining to Accounts and all proceeds of the foregoing property, and all property set forth in Exhibit “A” attached hereto and incorporated by reference herein.

          28.  NOTIFICATION:  PBCC may at any time and at its sole discretion notify any customer/account debtor of Client to make payments directly to PBCC.

          29.  ASSIGNMENT:  Client shall from time to time at Client’s option sell, transfer and assign Accounts to PBCC and said Accounts shall be identified by separate and subsequent written assignments on a form to be provided to Client by PBCC known as Schedule of Accounts.

          30.  APPROVAL:  PBCC will not purchase an Account unless such Account is first submitted to PBCC by Client for approval.  PBCC is not obligated to buy any Account from Client.

          31.  DISCOUNT:  PBCC agrees to buy Acceptable Accounts from Client at a minimum discount (fee) of 1.0 Percent (.01) of the face value of each Account.

          32.  RESERVE:  PBCC may reserve and withhold an amount in a reserve account equal  to Twenty Percent  (20%) or more of the gross face amount of all Accounts purchased.  Said reserve account may be held by PBCC and applied by PBCC against charge-backs or any obligations of Client to PBCC, known or anticipated, and said reserve account is not due and payable to Client until any and all such obligations are fully paid and/or satisfied.  Client gives to PBCC a security interest in this reserve account which secures all obligations and indebtedness arising hereunder.

          33.  PURCHASE TERMS:  The purchase price for each Acceptable Account shall be the gross amount due of each Account, less PBCC’s earned discount of 1.0 Percent (.01) of said gross amount.  In the event that any Account remains unpaid after the fifteenth (15th) day from the date said Account was purchased by PBCC, the purchase price shall be reduced by an additional service discount of .067 Percent (.00067) per day, until said Account is paid in full  commencing from the sixteenth (16th) day after purchase of each such Account.  The additional service discount shall be consideration for PBCC’s prolonging the period its funds are outstanding and the additional services required in collecting Accounts which are paid after the initial fifteen (15) day period contemplated in this Agreement.  The service discount fees stated herein assume an advance rate of eighty percent (80%).  In the event the advance rate is more or less than eighty percent (80%), the service discount fees applicable thereto shall be adjusted pro-rata, as applicable, in order to maintain the same effective yield assuming an eighty percent (80%) advance rate.  PBCC will not apply any partial payments against factored invoices.  Partial payments shall be held by PBCC until such time as the Client repurchases the invoice(s) in full and complete payment is received from the customer.  PBCC shall continue to charge its full service fee on the gross invoice amount until full payment is received.  PBCC reserves the right to renegotiate its discount rate on specific Accounts, and/or all Accounts purchased pursuant to this Agreement, as market conditions, interest rates, and credit risks warrant.  Any payments received by Client on PBCC’s Accounts shall be the sole property of PBCC and Client agrees and commits to hold the exact payment instrument, (e.g., check received from any account debtor in partial or full settlement of Accounts sold to PBCC) and to remit to PBCC said payment instrument immediately.  The receipt of any check or other items of payment from account debtors or Client, shall not be considered a payment on account until such check or other item of payment is presented to PBCC’s bank for payment, in which event, said check or other item of payment shall be deemed to have been paid to PBCC three (3) calendar days after advise of receipt of funds in PBCC’s account at WELLS FARGO BANK located in Orange County California.  Should Client intercept and deposit checks into Client’s bank account which represent payment on any invoice(s) purchased by PBCC and fail to reimburse PBCC for the full amount of such intercepted funds within two (2) business days after receipt of funds by Client, in addition to the discounts earned and due under the terms of this Agreement, Client shall forfeit the entire initial reserve associated with the invoices involved as well as be charged any and all reasonable collection and/or legal fees associated with the collection of the same.

          34.  RESERVES.  As set forth in Paragraph 32 above, the reserve shall be held by PBCC and applied to any obligations of Client to PBCC including all discounts earned.  PBCC will pay, i.e., “rebates,” to Client the balance of the reserve account, after deducting all discounts earned (PBCC fees), hard costs (legal fees and other collection charges, UPS and other freight charges, and any other advances required before an Account can be collected), charge backs (e.g. short payment because of customer deductions, Client-intercepted payments), on each Account included on the Schedule of Accounts.  PBCC will generally rebate the reserve on an invoice by invoice basis, but reserves the right under appropriate circumstances to delay the rebate until all the Accounts included on the Schedule of Accounts have been collected in full by PBCC.  Reserve account rebates shall be paid once each week on the same day (i.e., every “Monday,” for schedules paid in full by 12:00 pm of the preceding “Monday, Tuesday and Wednesday.”)  Rebates due on schedule(s) paid subsequent to this deadline shall be paid the following week on the day scheduled for payment (e.g., the following “Wednesday.”)  PBCC shall advise Client of the rebate settlement day and, in the event PBCC elects to change the settlement day, shall advise Client at least one (1) day in advance.  Any sums received by PBCC with regard to an Account shall be applied as specified in the payment or, if not readily ascertainable, against the oldest Account of that customer. Any rebate money owing to Client may be held by PBCC in PBCC’s sole discretion as further security for payment of any and all obligations owing by Client to PBCC.  In the event that Client intercepts any funds due to PBCC, any sums due as a result of such intercept may be charged against any reserves otherwise due Client.

          35.  REQUIRED FORMS:  When Client offers a Schedule of Accounts to PBCC for sale, PBCC shall receive an original invoice(s) together with one copy thereof, a copy of the Bill of Lading, Proof of Delivery, Contract or Purchase Order, and/or a Purchase Order number which corresponds with such invoice(s), and any other necessary documents as appropriate to the business of Client.

          36.  RECOURSE:  PBCC will have recourse against Client in each of the following events:

(a)                               When an Account is not paid by customer when due, if the reason for non-payment is a

Credit Problem (See Paragraph 8 for definition);

(b)                                      If Client has breached any warranties or promises in this Agreement with regard to the unpaid Account;

(c)                                       If Client has contributed to, or aggravated customer’s failure to pay an Account timely;

(d)         If Client and a customer are involved in a Customer Dispute (See Paragraph 9for definition), regardless of the validity of such dispute; and

(e)                               If customer asserts a claim of loss or offset of any kind against Client or PBCC.

In addition, all invoices purchased by PBCC which remain uncollected after 90 days of the invoice date, shall be  repurchased by Client.  In all instance the repurchase price shall include PBCC’s purchase price plus applicable daily factoring fees as set forth in this Agreement.  Should Client fail to  repurchase each uncollected invoice after written notice, PBCC may apply any and all monies due Client held by PBCC including advances, rebates and collections of non-factored invoices, or PBCC may seek recovery through any other remedies legally available to it.  Furthermore, PBCC shall have recourse against Client, and Client shall reimburse PBCC for the gross amount of each invoice not paid, in the event of the occurrence of any of the following:

1.               If Client has breached any warranties or promises in this Agreement, or misrepresented any material facts with regard to the unpaid Account;

2.               If Client has contributed to or aggravated the account debtor’s inability to pay, or Client directly or indirectly interferes with PBCC’s efforts to collect the unpaid Account;

          37.  NOTICE OF DISPUTE:  Client will immediately notify PBCC of any disputes between customer and Client.

          38.  PAYMENT OF DISPUTED ACCOUNT:  Client will immediately pay to PBCC the full amount of any Account subject to a Customer Dispute (see Paragraph 9 for definition) of any kind whatsoever.

          39.  SETTLEMENT OF DISPUTE:  PBCC may settle any dispute with customer.  Such settlement does not relieve Client of final responsibility for such Accounts.

          40.  CHARGE-BACK:  If Client does not fully settle the dispute with immediacy, PBCC may, in addition to any other remedies under this Agreement, charge back or sell back the Account to Client.

          41.  CHARGE-BACK FOR INVOICING ERROR:  Mistaken, incorrect and/or erroneous invoicing, submitted by Client to PBCC may, at PBCC’s discretion be deemed a disputed invoice and be charged back to Client.

          42.  STATEMENT OF CHARGE-BACK:  PBCC shall identify in writing all charge-backs and provide to Client a written statement thereof.  Said statement shall be deemed an “Account Stated” between Client and PBCC as to said charge-backs except for any errors of which Client shall have notified PBCC in writing within fifteen (15) days after the date of receipt by Client of said statement.

          43.  SOLE PROPERTY:  Once PBCC has purchased an Account, the payment from customer as to that Account is the sole property of PBCC.  Any interference by Client with this payment will result in civil and/or criminal liability.

          44.  HOLD IN TRUST:  Client will hold in trust and safekeeping, as the property of PBCC, and immediately turn over to PBCC the identical check or other form of payment received by Client, whenever any payment on an Account purchased by PBCC comes into Client’s possession.  Should Client come into possession of a check comprising payments owing to both Client and PBCC, Client shall turn over said check to PBCC.  PBCC will refund Client’s portion to Client.

          45.  FINANCIAL RECORDS:  Client will furnish PBCC financial statements and information as requested by PBCC from time to time.

          46.  TAX COMPLIANCE:  Client will furnish PBCC upon request satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements.

          47.  NOTICE OF LEVY:  Client will promptly notify PBCC of any attachment, tax assessment or other legal process levied against Client or any of Client’s customers.

          48.  NO PLEDGE:  Client will not pledge the credit of PBCC to any person or business for any purpose whatsoever.

          49.  BOOK ENTRY:  Client will, immediately upon sale of Accounts to PBCC, make proper entries on its books and records disclosing the absolute sale of said Accounts to PBCC.

          50.  LEGAL & COLLECTION FEES:  Except as is prohibited by law, Client shall pay to PBCC all costs and expenses including without limitation attorney’s fees and costs incurred by PBCC in the prosecution or enforcement of any of PBCC’s rights, claims or causes of action which arise out of, relate to or pertain to this Agreement.

          51.  POWER OF ATTORNEY:  In order to carry out this Agreement and avoid unnecessary notification of customers, Client irrevocably appoints PBCC, or any person designated by PBCC, its special attorney in fact, or agent, with power to:

(a)	Strike out Client’s address on all Accounts mailed to customers and put PBCC’s address on all Accounts.

(b)	Receive, open and dispose of all mail addressed to Client, or to Client’s fictitious trade name via PBCC’s address.

(c)

Endorse the name of Client or Client’s fictitious trade name on any checks or other evidences of payment that may come into the possession of PBCC on Accounts purchased by PBCC or pursuant to default and on any other documents relating to any of the Accounts or to Collateral.

(d)	In Client’s name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts.

(e)	Compromise, prosecute, or defend any action, claim or proceeding as to said Accounts.

(f)	Do any and all things necessary and proper to carry out the purpose intended by this Agreement.

(g)

Execute and file a UCC-1 Financing Statement, or UCC-2 as applicable, on behalf of Client evidencing and perfecting the security interest granted by Client to PBCC and renewing the security interest granted herein.

The authority granted PBCC herein shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness of Client to PBCC is discharged.

          52.  DOUBLE PAYMENTS:  Should PBCC receive a double payment on an Account or other payment which is not identified, PBCC shall carry these sums as open items and shall return them to said Payor upon proper identification.

          53.  MAXIMUM ACCOUNT:  The outstanding amount of Client’s account with PBCC (i.e, Accounts purchased by PBCC from Client and not yet paid by customer) shall not exceed the sum of $3,000,000 unless otherwise agreed by the parties in writing.

          54.  HOLD HARMLESS:  Client shall indemnify and hold PBCC free and harmless from and against any customer ill will arising from PBCC’s collecting or attempting to collect any Accounts.

          55.  DEFAULTS:  Any one or more of the following shall be a default hereunder:

(a)	Client shall fail to pay any indebtedness to PBCC when due.

(b)	Client shall breach any term, provision, covenant, warranty or representation under this Agreement, or under any other agreements or contracts between Client and PBCC or obligation of Client to PBCC.

(c)	The appointment of any receiver or trustee of all or a substantial portion of the assets of Client.

(d)	Client shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors, or shall voluntarily file under any bankruptcy or similar law.

(e)	Any involuntary petition in bankruptcy shall be filed against Client and shall not be dismissed within 60 days.

(f)	Any levies of attachment, executions, tax assessments, tax liens, or similar process shall be issued against the Collateral and shall not be released within ten days thereof.

(g)	Any financial statements, profit and loss statements, borrowing certificates, or schedules, or other statements furnished by Client to PBCC prove false or incorrect in any material respect.

(h)	Client shall terminate/cease factoring while PBCC has factored Accounts outstanding as to which the entire collectibility is uncertain.

(i)	Any default by under its agreements with PBCC.

          56.  REMEDIES AFTER DEFAULT:  In the event of any default PBCC may do any one or more of the following:

(a)	Declare any indebtedness including outstanding factored Accounts, immediately due and payable;

(b)	Notify any customers of Client default and take possession of Collateral and collect any Accounts without judicial process;

(c)	Require Client to assemble the Collateral and the records pertaining to Accounts and make them available to PBCC at a place designated by PBCC;

(d)	Enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral;

(e)	Grant extensions, compromise claims, and settle Accounts for less than face value, all without prior notice to Client;

(f)	Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Client;

(g)	Return any surplus realized to Client after deducting the actual expenses, attorneys’ fees incurred by PBCC in resolving said default;

(h)	Hold Client liable for any deficiency; and

(i)	Terminate the Agreement forthwith.

          57.  TERMINATION:  This Agreement shall have a minimum term of twelve (12) months and shall thereafter automatically renew for successive twelve (12) month periods unless terminated by certified written notice by either party thirty (30) days prior to such renewal period.

          58.  POST-TERMINATION:  After termination, Client shall be liable to PBCC for the full and prompt payment of the full amount of factored Accounts which are then outstanding and unpaid, disputed or undisputed, as well as any other indebtedness whatsoever.  PBCC continues to have a security interest in the Collateral of Client until any existing indebtedness of Client to PBCC is paid in full.

          59.  BINDING ON FUTURE PARTIES:  This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

          60.  CUMULATIVE RIGHTS:  All rights, remedies and powers granted to PBCC in this Agreement, or in any note or other agreement given by Client to PBCC, are cumulative and may be exercised singularly or concurrently with such other rights and PBCC may have.  These rights may be exercised from time to time as to all or any part of the pledged Collateral as PBCC in its discretion may determine.

          61.  WRITTEN WAIVER:  PBCC may not waive its rights and remedies unless the waiver is in writing and signed by PBCC.  A waiver by PBCC of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

          62.  GOVERNING LAW; JURISDICTION AND VENUE:  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  The sole and only proper jurisdiction and venue for any action under this Agreement shall be Orange County, California.

          63.  JURY TRIAL WAIVER:  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          64.  INVALID PROVISIONS:  If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

          65.  ENTIRE AGREEMENT:  This instrument contains the entire Agreement between the parties.  Any addendum or modification hereto must be signed by both parties and attached hereto.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one agreement to be effective as of the Effective Date.

          66.  EFFECTIVE:  This Agreement becomes effective when it is accepted and executed by an authorized officer of PBCC.

          67.  INDEMNIFICATION:  Client agrees to indemnify and hold PBCC harmless from any and all liability, claims and damages, including attorney fees, costs of suit and interest which PBCC may incur as a result of the failure of Client to pay withholding taxes due and payable to any taxing authority.

          68.  COSTS: Client shall pay 2.0 Percent (.02) of the maximum account, or $60,000 to PBCC for underwriting and other costs associated with verification of credit, consulting and credit research.  UCC filing and registration fees shall be billed at PBCC’s cost.  All costs shall be reimbursed out of the first funding. Client shall pay said fee before/or out of first funding and such fees are nonrefundable.

PACIFIC BUSINESS CAPITAL CORPORATION
245 Fischer Ave., Suite A-1
Costa Mesa, CA 92626

BY:	BY:
BERNARD J. HITTNER, CEO

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                               , 2009, before me                                                                             , the undersigned Notary Public in and for said State, personally appeared DIMITRI VILLARD, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal